EXHIBIT 11
                                                                    Page 1 of 2


                            INTEGRAMED AMERICA, INC.
                COMPUTATION OF NET LOSS PER SHARE OF COMMON STOCK
               All amounts in thousands, except per share amounts

                                                                            December 31,
                                                        ------------------------------------------------
Primary                                                 1996       1995       1994       1993       1992
-------                                                 ----       ----       ----       ----       ----

Net (loss) income .................................   $(1,490)   $    70    $  (814)   $(4,597)   $(1,956)
Less:  Dividends accrued on Preferred Stock .......      (132)      (600)    (1,146)      (748)        --
Add: Interest on promissory notes .................        --         --         --         --         29
                                                      -------    -------    -------    -------    -------

Net loss applicable to Common Stock before
 consideration for induced conversion of
 Preferred Stock ..................................   $(1,622)   $  (530)   $(1,960)   $(5,345)   $(1,927)

Assumed value of Common Stock issued to induce
 conversion of Preferred Stock, net of the reversal
 of $973,000 of accrued Preferred Stock dividends .     3,292       --         --         --         --
                                                      -------    -------    -------    -------    -------

Net loss for computation ..........................   $(4.914)   $  (530)   $(1,960)   $(5,345)   $(1,927)
                                                      =======    =======    =======    =======    =======

Net loss per share of Common Stock before
 consideration for induced conversion of
  Preferred Stock .................................   $ (0.21)   $ (0.09)   $ (0.32)   $ (2.01)   $ (0.94)

Assumed per share value of conversion inducement ..      0.47         --         --         --         --
                                                      -------    -------    -------    -------    -------

Net loss per share of Common Stock ................   $ (0.68)   $  (.09)   $ (0.32)   $ (2.01)   $ (0.94)
                                                      =======    =======    =======    =======    =======

Weighted average number of shares  of Common
  Stock outstanding ...............................     7,602      6,087      6,081      2,654      2,007
                                                      =======    =======    =======    =======    =======
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



                                                                      EXHIBIT 11
                                                                     Page 2 of 2


                            INTEGRAMED AMERICA, INC.
                COMPUTATION OF NET LOSS PER SHARE OF COMMON STOCK
               All amounts in thousands, except per share amounts

                                                                            December 31,
                                                          -------------------------------------------------
                                                          1996        1995     1994        1993       1992
                                                          ----        ----     ----        ----       ----
Fully Diluted
Net (loss) income applicable to Common Stock
 before consideration for induced conversion of
  Preferred Stock ....................................   $(1,490)   $    70   $  (814)    $(4,597)   $(1,956)
Assumed value of Common Stock issued to induce
 conversion of Preferred Stock, net of the reversal
 of $973,000 of accrued Preferred Stock dividends ....     3,292         --        --          --         --
                                                         -------    -------   -------     -------    -------
Net (loss) income for computation ....................   $(4,782)   $    70   $  (814)    $(4,597)   $(1,956)
                                                         =======    =======   =======     =======    =======
Weighted average number of shares
 of Common Stock outstanding .........................     7,602      6,087     6,081       2,654      2,007
Add:  Common equivalent shares  (determined using
 the "treasury stock" method) representing incremental
 shares issuable upon assumed exercise of options and
 warrants using average or ending market price .......       197        508        27          46         35
Shares of Common Stock issued upon assumed
 conversion of Series A Preferred Stock ..............       250        980       989       2,200         --
                                                         -------    -------   -------     -------    -------
Average number of shares of Common Stock
 and Common Stock equivalents outstanding ............     8,049      7,575     7,097       4,900      2,042
                                                         =======    =======   =======     =======    =======
Net loss  per share of Common Stock before
 consideration for induced conversion of
 Preferred Stock .....................................   $ (0.18)  $    .01   $ (0.11)    $ (0.94)  $ (0.94)

Assumed per share value of conversion
 inducement ..........................................      0.47        --        --          --         --
                                                         -------   -------   -------     -------    -------

Net loss per share of Common Stock and
 Common Stock Equivalents ............................   $ (0.65)  $  0.01    $ (0.11)    $ (0.94)  $ (0.94)
                                                         =======   =======    =======     =======   =======

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